UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  May 30, 2003





                     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
             (Exact name of registrant as specified in its charter)




        Illinois                          1-3672                 37-0211380
(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)




               607 East Adams Street, Springfield, Illinois 62739
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (217) 523-3600

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On May 30, 2003, in a proceeding  before the Illinois  Commerce  Commission
(ICC) involving a request for approval of an intercompany transfer of certain electric generating facilities between the Registrant's affiliates, Union Electric Company, which operates as AmerenUE, and AmerenEnergy Generating
Company,  AmerenUE  filed a Notice of Withdrawal  with the ICC notifying it that
AmerenUE  had  elected  not to  pursue  approval  of  the  transaction  and  was withdrawing its request. In the Notice, AmerenUE states that the concerns expressed by the ICC Staff regarding AmerenUE's means of satisfying its generating capacity needs, juxtaposed with the Missouri Public Service Commission's (MoPSC) views of the appropriate means of meeting generating capacity obligations, have demonstrated to AmerenUE the difficulty of a single company operating as an electric utility in both a regulated generation jurisdiction such as Missouri and an unregulated generation jurisdiction such as Illinois. To remedy this difficulty, AmerenUE announced in the Notice its plan to limit its public utility operations to the State of Missouri and to discontinue operating as a public utility subject to ICC regulation. AmerenUE intends to accomplish this plan by transferring its Illinois-based electric and natural gas businesses, including its Illinois-based distribution assets and personnel and certain of its transmission assets, to the Registrant. AmerenUE's electric generating facilities and certain of its electric transmission facilities in Illinois would not be part of the transfer.

     The transfer of AmerenUE's Illinois-based utility businesses to the Registrant will require the approval of the ICC, the Federal Energy Regulatory Commission, the MoPSC and the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935. The Registrant cannot predict the ultimate outcome of these regulatory proceedings or the timing of the final decisions of the various agencies. As a result, the Registrant, at this time, is unable to estimate the impact of this transaction on its financial position, results of operations or liquidity.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CENTRAL ILLINOIS PUBLIC
                                            SERVICE COMPANY
                                                  (Registrant)


                                            By   /s/ Martin J. Lyons
                                              ---------------------------
                                                     Martin J. Lyons
                                                        Controller
                                              (Principal Accounting Officer)


Date:  June 2, 2003